UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025

P10, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40937	87-2908160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4514 Cole Avenue Suite 500
Dallas, Texas		75205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 865-7998

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	PX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2025, the Board of Directors (the “Board”) of P10, Inc. (the “Company”), based on the recommendation of the Nominating and Corporate Governance Committee, appointed Jennifer Glassman as a Class I director, with a term expiring at the Company’s 2025 annual meeting of stockholders, and Stephen Blewitt as a Class III director, with a term expiring at the Company’s 2027 annual meeting of stockholders, to fill the two current vacancies on the Board. The Board has appointed Ms. Glassman to the Audit Committee and Mr. Blewitt to the Compensation Committee.

Ms. Glassman, age 54, is the Chief Financial Officer of Towerbrook Capital Partners, a position she has held since 2005. Ms. Glassman was previously a partner and CFO at Soros Private Equity, and she also served in a variety of financial control and reporting roles for Soros Fund Management LLC. Prior to joining Soros, Ms. Glassman was a senior manager at PricewaterhouseCoopers, LLP, where she worked in the Financial Services Business Assurance practice for over seven years. Ms. Glassman is a certified public accountant and earned her B.S. from the Wharton School of the University of Pennsylvania and received her M.B.A. from Columbia Business School.

Mr. Blewitt, age 65, is the co-founder of Youth.Work.Connect., LLC, a mission-based organization created to help high school youth from underserved communities build social capital to promote economic mobility founded in September 2024. Mr. Blewitt served as the Chief Investment Officer (Private Markets) and Head of Private Markets at Manulife Investment Management from October 2018 to June 2023, where he was responsible for leading global investment teams across a wide range of asset classes, including private equity and credit, real estate, infrastructure, timber, and agriculture. Prior to that, Mr. Blewitt led Manulife’s private equity and credit business in the U.S. for almost 20 years. Mr. Blewitt earned his B.A. from the University of Chicago and received his M.B.A. from Boston University.

The Board has affirmatively determined that each of Ms. Glassman and Mr. Blewitt qualifies as an independent director under the rules of the New York Stock Exchange, the Securities and Exchange Commission and the Company’s Corporate Governance Guidelines.

There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which either Ms. Glassman, Mr. Blewitt or any member of their immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Ms. Glassman and Mr. Blewitt and any other persons pursuant to which Ms. Glassman and Mr. Blewitt were selected as directors.

Ms. Glassman and Mr. Blewitt will be compensated in accordance with the Company’s standard compensation policies and practices for non-employee directors, and the Company will enter into its standard form of indemnification agreement with each of Ms. Glassman and Mr. Blewitt.

Item 7.01 Regulation FD Disclosure.

On April 21, 2025, the Company issued a press release regarding the appointments of Ms. Glassman and Mr. Blewitt to the Board of Directors of the Company, which is furnished herewith as Exhibit 99.1.

The information included under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit no.	Description
99.1	Press release, dated April 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P10, Inc

Date:	April 21, 2025	By:	/s/ Amanda Coussens
Amanda Coussens Chief Financial Officer